UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Appointment  and Changes in Position of Certain Officers

On October 1, 2013, URS Corporation (“URS”) announced that on September 10, 2013, the Board of Directors (the “Board”) of URS appointed William J. (Bill) Lingard, age 54, as President of URS, effective October 1, 2013. Mr. Lingard is assuming that position from Martin M. Koffel, who will continue as Chief Executive Officer, as well as director and Chairman of the Board.  Mr. Lingard will also continue in his role as Chief Operating Officer. He has served as Executive Vice President and Chief Operating Officer of URS since May 2013. From May 2012 until May 2013, Mr. Lingard served as URS’ Vice President and President of URS’ Oil & Gas Division. He previously served as President and Chief Executive Officer of Flint Energy Services Ltd. (“Flint Energy”) from January 2005 until it was acquired by URS in May 2012. In connection with his appointment, Mr. Lingard and URS have entered into an Employment Agreement, dated October 1, 2013, governing the terms of Mr. Lingard’s employment. Pursuant to the Employment Agreement, Mr. Lingard will receive a base salary of $800,000 and will participate in the Company’s written annual bonus plan, with a target bonus percentage of at least 100% of his base compensation. Mr. Lingard will also be eligible to participate in the employee benefit plans and equity-based incentive and compensation plans maintained with respect to employees of URS. This description of Mr. Lingard’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

URS also announced that on September 10, 2013, the Board appointed Robert W. Zaist, age 65, as URS’ Vice President for  Corporate Initiatives, which appointment will become effective on January 1, 2014. Mr. Zaist has served as Vice President of URS since March 2012 and as President of the Energy and Construction Division since July 2011.  From January 2008 to July 2011, Mr. Zaist served as Senior Executive Vice President, Business Development of the Energy & Construction Division of URS.

In addition, the Board appointed George L. Nash Jr., age 53, as Vice President of URS and President of the Energy & Construction Division of URS, succeeding Mr. Zaist, which appointment will become effective on January 1, 2014.  Since July 2011, Mr. Nash served as Chief Operating Officer of the Energy & Construction Division of URS.  From June 2008 to July 2011, Mr. Nash served as General Manager of URS’ Power Group.  Pursuant to his Employment Agreement, Mr. Nash receives a base salary of $480,000 and participates in the Company’s written annual bonus plan, with a target bonus percentage of at least 100% of his base compensation.  Mr. Nash is also eligible to participate in the employee benefit plans and equity-based incentive and compensation plans maintained with respect to employees of URS.  This description of Mr. Nash’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, as amended, attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

A copy of the press release announcing the appointments of Messrs. Lingard, Nash and Zaist is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement between William J. (Bill) Lingard and URS Corporation, dated October 1, 2013.
10.2	Employment Agreement between George Nash and URS E&C Holdings, Inc., dated September 29, 2011.
10.3	First Amendment to the Employment Agreement between George Nash and URS E&C Holdings, Inc., dated December 14, 2012.
99.1	Press Release, dated October 1, 2013, entitled “Bill Lingard Named President of URS Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: October 1, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between William J. (Bill) Lingard and URS Corporation, dated October 1, 2013.
10.2	Employment Agreement between George Nash and URS E&C Holdings, Inc., dated September 29, 2011.
10.3	First Amendment to the Employment Agreement between George Nash and URS E&C Holdings, Inc., dated December 14, 2012.
99.1	Press Release, dated October 1, 2013, entitled “Bill Lingard Named President of URS Corporation.”